UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): June 20, 2024

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2024 annual meeting of stockholders on June 20, 2024. As of April 22, 2024, the record date for the Annual meeting, there were 15,277,780 shares of the Company’s Class A common stock outstanding, each entitled to one vote. The number of shares present at the annual meeting was 12,062,866, or approximately 79%.

At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in the Company’s proxy statement.

Proposal 1

The Company’s stockholders elected seven directors (listed below) to hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified. There were no abstentions. The number of votes cast for or withheld and the broker non-votes were as follows:

Nominee	For	Withheld
Kirkland H. Donald	9,385,062	290,946
Tina W. Jonas	7,526,462	2,149,546
William J. Madia	8,199,397	1,476,611
Ray A. Rothrock	9,652,418	23,590
Bradley J. Sawatzke	9,384,849	291,159
Amir V. Vexler	9,608,141	67,867
Mikel H. Williams	9,117,354	558,654

Broker Non-Votes: 2,386,858

Proposal 2

The Company’s stockholders cast their votes with respect to the approval on an advisory basis of the Company’s executive compensation (i.e., "say-on-pay") as follows:

For	Against	Abstain	Broker Non-Votes
9,400,495	214,726	60,787	2,386,858

Proposal 3

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2024 as follows:

For	Against	Abstain	Broker Non-Votes
12,035,495	14,246	13,125	--

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	June 20, 2024	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer,
and Treasurer